FORM OF PROXY CARD

ENDOWMENTS – GROWTH AND INCOME PORTFOLIO

Proxy Solicited on Behalf of the Board of Trustees
for the Meeting of Shareholders to be held March 25, 2011

The undersigned hereby appoints Kristine M. Nishiyama, Robert G. O'Donnell and Patrick F. Quan, and each of them, his/her true and lawful agents and proxies with full power of substitution to represent the undersigned at the Meeting of Shareholders of Endowments -- Growth and Income Portfolio to be held at the offices of Capital Research and Management Company, One Market, Spear Tower, 39th floor, San Francisco, California, on March 25, 2011, at 2:00 p.m. Pacific Time, and any adjournments or postponements thereof, on all matters coming before said meeting.

Please mark, sign, date and return this proxy.  When properly completed, it will be voted exactly as you instruct.  If you sign and return this proxy, without otherwise completing it, your shares will be voted FOR the proposal.

(Signature of shareholder representative)

(Date)	(Please sign shareholder name as it appears below)

SHAREHOLDER:

Number of shares

1.
To approve a proposed Agreement and Plan of Reorganization and Liquidation (the “Agreement”) between Endowments – Growth and Income Portfolio (the “Fund”) and Capital Private Client Services Funds with respect to its Capital U.S. Equity Fund Series (“Capital U.S. Equity Fund”).  The Agreement contemplates the transfer to Capital U.S. Equity Fund of all the assets of the Fund in exchange solely for shares of beneficial interest of Capital U.S. Equity Fund and the assumption by Capital U.S. Equity Fund of all of the Fund’s liabilities.  The Agreement further contemplates the distribution of such shares to the shareholders of the Fund, and the liquidation and dissolution of the Fund.

[  ] FOR                           [  ] AGAINST                                      [  ] ABSTAIN

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VOTE VIA MAIL OR IN PERSON IMPORTANT Shareholders can help avoid the necessity of sending follow-up letters by promptly signing and returning this proxy. PLEASE SIGN AND DATE BEFORE MAILING.